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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our audit report dated March 5, 2018, on the financial statements of The Descartes Systems Group Inc., which comprise the consolidated statement of financial position as of January 31, 2018 and January 31, 2017, the consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, and our audit report dated March 5, 2018 on the effectiveness of internal control over financial reporting which are incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-225174 and to the reference to our firm under the heading "Interest of Experts" in this prospectus.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
June 6, 2018

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM